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GENERAL PROXY -- ANNUAL MEETING OF STOCKHOLDERS OF MED-EMERG INTERNATIONAL INC.

The undersigned hereby appoints Carl Pahapill, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Med-Emerg International Inc. to be held at Marriott Hotel, 525 Lexington Avenue, New York, New York, 10017 on November 5, 1999 at 10:00 a.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Joint Prospectus/Proxy Statement dated October 8, 1999 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF MED-EMERG INTERNATIONAL INC.'S BOARD OF DIRECTORS.

1.  To elect directors to hold office for the ensuing year.

    / /  FOR ALL NOMINEES

    / /  WITHHELD FOR ALL NOMINEES

       William Thomson, Ramesh Zacharias, Carl Pahapill, Robert Rubin, Jeffrey Lyons, Martin Scullion, Camille Chebeir

       INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

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2.  To approve the issuance of an aggregate of 1,799,502 additional shares of
    Med-Emerg pursuant to a tender offer and to adopt the Business Combination Agreement whereby Med-Emerg shall exchange 1 share of Med-Emerg common stock for every 6.875 YFMC shares, 0.125 of a Med-Emerg Series A Warrant for each YFMC Series A Warrant, 0.125 of a Med-Emerg Series B Warrant for each YFMC Series B Warrant, 0.125 Med-Emerg stock options for every YFMC stock option and 0.10 Med-Emerg common stock for every YFMC first preferred share.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. To ratify the appointment of Schwartz Levitsky Feldman, Chartered Accountants as independent auditors for the ensuing year.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. To authorize the amendment to the Company's Stock Option Plan to increase the number of options to acquire Med-Emerg Common Shares that may be granted from 638,000 to 1,000,000.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

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                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
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(CONTINUED FROM OTHER SIDE)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Joint Prospectus/Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.
                                           Date: _________________________, 1999
                                           _____________________________________
                                                (Print name of Stockholder)
                                           _____________________________________
                                                (Print name of Stockholder)
                                           _____________________________________
                                                         Signature
                                           _____________________________________
                                                         Signature
                                           Number of Shares ____________________

                                           Note: Please sign exactly as name
                                                 appears in the Company's
                                                 records. Joint owners should
                                                 each sign. When signing as
                                                 attorney, executor or trustee,
                                                 please give title as such.